UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

             Kansas                         333-156263                   26-3404322
 (State or other jurisdiction)    (Commission file number)    (IRS ID No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 5.02.  Departure of Directors or Certain Officers ; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

Effective June 28, 2011, the Registrant’s Board of Directors and majority shareholder appointed Charles Lesser, as an additional director of the Company to partially fill the vacancies created by the resignations of James Smith, Myles O’Dwyer and Douglas Byerley. Mr. Lesser was also appointed the Company’s President and Chief Financial Officer replacing Daniel Reardon who resigned those positions. However, Mr. Reardon remains on the Company’s Board of Directors.

Charles Lesser age 64, was the Chief Financial Officer of True Religion Apparel, Inc. (Nasdaq:TRLG) and its wholly-owned subsidiary, Guru Denim Inc. from 2003 to March, 2007 and as a consultant to True Religion Apparel, Inc. to September, 2007. Prior to that, Mr. Lesser was Acting President and a Director of Alpha Virtual Inc., a software development company listed on the OTCBB and from 1997 until 2002, Mr. Lesser was Chief Financial Officer of CBCom, Inc., an internet service provider listed on the OTCBB. From October 2007 to August 17, 2009, Mr. Lesser was Chief Financial Officer of Panglobal Brands, Inc. (OTC Markets: PNGB), a company which is engaged in the business of the design, production and sale of clothing and accessories; and was additionally Chief Executive Officer from August 17, 2009 until November 15, 2010. Since then Mr. Lesser has been in engaged in private business interests in the apparel industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

By: /s/ Charles Lesser
Charles Lesser, President
Dated: June 29, 2011